                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                                  Settlement Date      12/31/99
                                                  Determination Date    1/12/00
                                                  Distribution Date     1/18/00

I.      All Payments on the Contracts                                                                                 4,625,889.01
II.     All Liquidation Proceeds on the Contracts
          with respect to Principal                                                                                      46,135.43
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        93,476.53
VI.     Distribution from the Reserve Account                                                                                 0.00
VII.    Deposits from the Pay-Ahead Account
          (including Investment Earnings)                                                                                 13,718.84
VIII.   Transfers to the Pay-Ahead Account                                                                              (14,968.58)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the
                 Collection Account                                                                                           0.00
          (b)  To Sellers with respect to the
                 Pay-Ahead Account                                                                                         -347.21

Total available amount in Collection Account                                                                         $4,763,904.02
                                                                                                          =========================

DISTRIBUTION AMOUNTS                                         Cost per $1000
--------------------------------------------              ----------------------

1.   (a)  Class A-1 Note Interest Distribution                                                       0.00
     (b)  Class A-1 Note Principal Distribution                                                      0.00
          Aggregate Class A-1 Note Distribution                0.00000000                                                     0.00

2.   (a)  Class A-2 Note Interest Distribution                                                       0.00
     (b)  Class A-2 Note Principal Distribution                                                      0.00
          Aggregate Class A-2 Note Distribution                0.00000000                                                     0.00

3.   (a)  Class A-3 Note Interest Distribution                                                       0.00
     (b)  Class A-3 Note Principal Distribution                                                      0.00
          Aggregate Class A-3 Note Distribution                0.00000000                                                     0.00

4.   (a)  Class A-4 Note Interest Distribution                                                 187,499.60
     (b)  Class A-4 Note Principal Distribution                                              3,787,406.44
          Aggregate Class A-4 Note Distribution              106.56584558                                             3,974,906.04

5.   (a)  Class A-5 Note Interest Distribution                                                 156,755.00
     (b)  Class A-5 Note Principal Distribution                                                      0.00
          Aggregate Class A-5 Note Distribution                5.35000000                                               156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                 128,375.00
     (b)  Class A-6 Note Principal Distribution                                                      0.00
          Aggregate Class A-6 Note Distribution                5.41666667                                               128,375.00

7.   (a)  Class B Note Interest Distribution                                                    59,285.00
     (b)  Class B Note Principal Distribution                                                        0.00
          Aggregate Class B Note Distribution                  5.56666667                                                59,285.00

8.   (a)  Class C Note Interest Distribution                                                    98,822.83
     (b)  Class C Note Principal Distribution                                                        0.00
          Aggregate Class C Note Distribution                  5.70833312                                                98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                       48,734.15
       (b)  Reimbursement of prior Monthly Advances                                             94,282.21
               Total Servicer Payment                                                                                   143,016.36

10.  Deposits to the Reserve Account                                                                                    202,743.79

Total Distribution Amount from Collection Account                                                                    $4,763,904.02
                                                                                                          =========================

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from
             Excess Collections                                                                102,588.36

      (b)  Amounts to the Sellers (Chase Manhattan Bank)
             from Excess Collections                                                           100,155.43
      (c)  Distribution from the Reserve Account to
             the Sellers(Chase USA)                                                             13,084.52
      (d)  Distribution from the Reserve Account to
             the Sellers(Chase Manhattan Bank)                                                  12,774.21
               Total Amounts to Sellers(Chase USA &
                 Chase Manhattan Bank)                                                                                  228,602.52
                                                                                                          =========================

Payahead Account distributions to Sellers

--------------------------------------------
      (a)  Distribution from the Payahead Account to
             the Sellers(Chase USA)                                                             175.68826
      (b)  Distribution from the Payahead Account to
             the Sellers(Chase Manhattan Bank)                                                  171.52174
               Total Amounts to Sellers(Chase USA &
                 Chase Manhattan Bank)                                                                                       347.21

INTEREST
1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                   0.00
        (b) Class A-2 Notes    @           0.06028                                                   0.00
        (c) Class A-3 Notes    @            6.140%                                                   0.00
        (d) Class A-4 Notes    @            6.250%                                               187499.6
        (e) Class A-5 Notes    @            6.420%                                             156,755.00
        (f) Class A-6 Notes    @            6.500%                                                 128375
            Aggregate Interest on Class A Notes                                                                           472629.6

        (g) Class B Notes @                 0.0668                                                                           59285

        (h) Class C Notes @                 0.0685                                                                        98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                          0.00
        (b) Class A-2 Notes                                                                          0.00
        (c) Class A-3 Notes                                                                          0.00
        (d) Class A-4 Notes                                                                          0.00
        (e) Class A-5 Notes                                                                          0.00
        (f) Class A-6 Notes                                                                             0

        (g) Class B Notes                                                                            0.00
                                                          ----------------------

        (h) Class C Notes                                                                            0.00


3.   Total Distribution of Interest                          Cost per $1000
        (a) Class A-1 Notes                                    0.00000000                            0.00
        (b) Class A-2 Notes                                             0                            0.00
        (c) Class A-3 Notes                                    0.00000000                            0.00
        (d) Class A-4 Notes                                    5.02679893                        187499.6
        (e) Class A-5 Notes                                    5.35000000                      156,755.00
        (f) Class A-6 Notes                                    5.41666667                          128375
               Total Aggregate Interest on Class A Notes                                                                  472629.6

        (g) Class B Notes                                     5.566666667                                                59,285.00

--------------------------------------------
        (h) Class C Notes                                            5.71                                                 98822.83

                                                          ----------------------

PRINCIPAL

                                                            No. of Contracts
1.   Amount of Stated Principal Collected                                             1293706.52
2.   Amount of Principal Prepayment Collected                             80.00        2433552.8
3.   Amount of Liquidated Contract                                            9         60147.12
                                                                                        --------
4.   Amount of Repurchased Contract                                           0        0.0000000

       Total Formula Principal Distribution Amount                                                                    3,787,406.44

5.   Principal Balance before giving effect
       to Principal Distribution                                                       Pool Factor
        (a) Class A-1 Notes                                                             0.0000000                             0.00
        (b) Class A-2 Notes                                                             0.0000000                             0.00
        (c) Class A-3 Notes                                                             0.0000000                             0.00
        (d) Class A-4 Notes                                                             0.9651454                    35,999,922.34
        (e) Class A-5 Notes                                                             1.0000000                    29,300,000.00
        (f) Class A-6 Notes                                                                     1                         23700000

        (g) Class B Notes                                                                       1                    10,650,000.00

        (h) Class C Notes                                                                       1                    17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                      0

        (g) Class B Notes                                                                                                     0.00
                                                          ----------------------

        (h) Class C Notes                                                                                                     0.00


7.   Principal Distribution                                  Cost per $1000
        (a) Class A-1 Notes                                    0.00000000                                                     0.00
        (b) Class A-2 Notes                                    0.00000000                                                     0.00
        (c) Class A-3 Notes                                    0.00000000                                                     0.00
        (d) Class A-4 Notes                                  101.53904665                                             3,787,406.44
        (e) Class A-5 Notes                                    0.00000000                                                     0.00
        (f) Class A-6 Notes                                             0                                                        0

        (g) Class B Notes                                               0                                                     0.00

        (h) Class C Notes                                               0                                                     0.00


8.   Principal Balance after giving effect
       to Principal Distribution                                                       Pool Factor
        (a) Class A-1 Notes                                                             0.0000000                             0.00
        (b) Class A-2 Notes                                                             0.0000000                             0.00
        (c) Class A-3 Notes                                                             0.0000000                             0.00
        (d) Class A-4 Notes                                                             0.8636063                    32,212,515.90
        (e) Class A-5 Notes                                                             1.0000000                    29,300,000.00
        (f) Class A-6 Notes                                                                     1                         23700000

        (g) Class B Notes                                                               1.0000000                    10,650,000.00


--------------------------------------------
        (h) Class C Notes                                                                       1                      17312029.25

POOL  DATA
                                                                                                     Aggregate
                                                                                  No. of Contracts   Principal Balance
1.   Pool Stated Principal Balance as of                  36525                        4,311         113,174,545.15

2.   Delinquency Information                                                                                          % Delinquent

              (a) 31-59 Days                                                             87            1,618,768.14    0.014303288
              (b) 60-89 Days                                                             21               497570.83    0.004396491
              (c) 90-119 Days                                                             9               75,838.92    0.000670106
              (d) 120 Days +                                                              0                    0.00              0

3.   Contracts Repossessed during the Due Period                                          1               21,240.44

                                                                                                         ----------
4.   Current Repossession Inventory                                                       2              101,554.85

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                         9               60,147.12
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                        46,135.43
       Total Aggregate Net Losses for the preceding Collection Period                                                     14011.69

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       1157058.8

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                  360                            3960033.620

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                       0.093507319

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                          121.5604425

TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                                         0.784%
    (b)  Delinquency Percentage Trigger in effect ?                                     NO

2.  (a)  Average Net Loss Ratio                                                0.000874907
    (b)  Net Loss Ratio Trigger in effect ?                                             NO
    (c)  Net Loss Ratio (using ending Pool Balance)                            0.001352336

3.  (a)  Servicer Replacement Percentage                                       0.000102296
--------------------------------------------                                   -----------
    (b)  Servicer Replacement Trigger in effect ?                                       NO

MISCELLANEOUS
1.   Monthly Servicing Fees                                                                                              48,734.15

2.   Servicer Advances                                                                                                    93476.53

3.    (a)  Opening Balance of the Reserve Account                                                                       5325240.59
      (b)  Deposits to the Reserve Account                                                               202743.79
      (c)  Investment Earnings in the Reserve Account                                                     25858.73
      (d)  Distribution from the Reserve Account                                                        -228602.52
      (e)  Ending Balance of the Reserve Account                                                                        5325240.59

4.   Specified Reserve Account Balance                                                                                  5325240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                        79753.6


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